EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned, Jiang Huai Lin, the Chief Executive Officer of CHINA INFORMATION TECHNOLOGY, INC. (the “Company”), DOES HEREBY CERTIFY that:

          1.      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          2.      Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this statement this 8th day of March, 2011.

/s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to China Information Technology, Inc. and will be retained by China Information Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.